EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 of Registration Statement No. 333-196455 of Central Valley Community Bancorp on Form S-3 of our report dated March 21, 2014, on the consolidated financial statements of Central Valley Community Bancorp appearing in the 2013 Form 10-K of Central Valley Community Bancorp, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Sacramento, California
July 9, 2014